Exhibit 99.1

Barracuda Announces Authorization of Stock Repurchase Program

CAMPBELL, Calif., October 1, 2015 /PRNewswire/ — Barracuda Networks, Inc. (NYSE: CUDA), a leading provider of cloud-connected security and storage solutions, today announced that its Board of Directors has authorized the purchase of up to $50 million of its common stock through September 30, 2017. Stock will be purchased from time to time, in the open market or through private transactions, subject to market condition, in compliance with applicable state and federal securities laws. The timing and amounts of any purchases will be based on market conditions and other factors including price, regulatory requirements and capital availability. The Company expects the stock repurchase program to help partially offset dilution from its equity compensation programs.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding the value of shares repurchased through our stock repurchase program and the duration of such program. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. All information provided in this release is as of the date hereof. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) fluctuations and volatility in our stock price; (ii) the impact of macroeconomic conditions, (iii) changes in our financial condition, (iv) changes in business opportunities and priorities that could cause us to consider alternative uses of cash, (v) fluctuations in the level of cash held in the United States that is available for stock repurchases and (vi) the level of proceeds from employee stock option exercises and our employee stock purchase plan. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. Barracuda assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

About Barracuda Networks Inc. (NYSE: CUDA)

Barracuda provides cloud-connected security and storage solutions that simplify IT. These powerful, easy-to-use and affordable solutions are trusted by more than 150,000 organizations worldwide and are delivered in appliance, virtual appliance, cloud and hybrid deployments. Barracuda’s customer-centric business model focuses on delivering high-value, subscription-based IT solutions that provide end-to-end network and data security. For additional information, please visit http://www.barracuda.com.

Contacts: Investor Relations: Adam Carson ; +1-408-342-5480; ir@barracuda.com

Corporate Communications: Mary Catherine Petermann; +1 404-307-6290; mc@barracuda.com